UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 21, 2017

Soupman, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-53943	61-1638630
(Commission File Number)	(IRS Employer Identification No.)

1110 South Avenue, Suite 100

Staten Island, NY 10314

(Address of principal executive offices and zip code)

(212) 768-7687

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

Entry into Additional Issuance Agreement and Issuance of Additional Debenture

On February 21, 2017, Soupman, Inc. (the “Company”) entered into an Additional Issuance Agreement (the “Additional Issuance Agreement”) with Hillair Capital Investments, L.P. (the “Investor”), pursuant to which the Company sold on February 21, 2017 an aggregate of $120,750 in principal amount of an original issue discount senior secured convertible debenture (the “Additional Debenture”) to the Investor for an aggregate purchase price of $115,000.

The Additional Debenture matures on April 21, 2017 and bears interest at the rate of 8% per annum. The Additional Debenture is convertible at the option of the Investor into shares of the Company’s common stock (the “ Common Stock”) at an initial conversion price (as may be adjusted, the “ Conversion Price”) of $.02 per share, subject to certain ownership limitations and adjustment provisions. The Conversion Price is subject to reduction in the event the Company sells any shares of Common Stock (or Common Stock equivalents) for an effective price per share of less than the then Conversion Price to an amount equal to the lower effective price per share.

The Company’s obligations under the Additional Debenture are secured by a lien on all of the Company’s assets, including a pledge of the securities of the Company’s subsidiaries, pursuant to the terms of a Security Agreement (the “Security Agreement”) entered into as of July 26, 2016, between the Company and the Investor.

The foregoing summary provides only a brief description of the Additional Issuance Agreement, the Additional Debenture and the Security Agreement. The summary does not purport to be complete and is qualified in its entirety by the full text of such documents.  Copies of the Additional Issuance Agreement and the Additional Debenture are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference. The Security Agreement was filed by the Company as Exhibit 10.3 to its Current Report on Form 8-K dated August 2, 2016 and also incorporated herein by reference.

Item 2.03.          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Securities Purchase Agreement and the agreements entered into in connection therewith, including the Additional Debenture, is incorporated into this Item 2.03 by reference. The disclosure in this Item 2.03 is qualified by reference to the applicable information set forth in Item 1.01 of this Current Report on Form 8-K.

Item 3.02.          Unregistered Sales of Equity Securities.

As described in Item 1.01 of this Current Report on Form 8-K, on the Closing Date the Company consummated the transactions contemplated by the Additional Issuance Agreement, including the issuance of the Additional Debenture. The issuance and sale of the Additional Debenture is exempt from registration under Section 4(a)(2) of the Securities Act, and Rule 506(b) of Regulation D promulgated thereunder, because the transactions do not involve a public offering. The Company has not engaged in general solicitation or advertising with regard to the issuance and sale of the Additional Debenture.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The disclosure in this Item 3.02 is qualified by reference to the information set forth in Item 1.01 of this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Additional Issuance Agreement, dated February 21, 2017, by and between Soupman, Inc. and Hillair Capital Investments, L.P.
10.2	Additional Debenture, dated February 21, 2017, issued by Soupman, Inc. to Hillair Capital Investments, L.P.
10.3	Security Agreement, dated July 28, 2016, by and between Soupman, Inc. and Hillair Capital Investments, L.P. (1)

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(1)	Incorporated by reference from Exhibit 10.3 to the Company’s Current Report on Form 8-K dated August 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2017	SOUPMAN, INC.

	By:	/s/ Robert Bertrand
Name: Robert Bertrand
Title: Chief Financial Officer